                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post Effective Amendment No. 5 to the Registration Statement No. 33-64170 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 18, 1997, on the financial statements of the Separate Account and the Company for the year ended December 31, 1996, appearing the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Boston, Massachusetts
April 28, 1997

                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 64170) of our reports, which include adverse opinions as to generally accepted accounting principles and unqualified opinions as to statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, dated March 8, 1996, except as to the information in the penultimate paragraph under "Basis of Presentation and Principles of Consolidation" of Note 1, for which the date is February 18, 1997, on our audits of the statutory financial statements of New England Variable Life Insurance Company and New England Pension and Annuity Company, and our reports dated February 6, 1996, on our audits of New England Variable Annuity Separate Account and New England Variable Life Separate Account of New England Variable Life Insurance Company. We also consent to the inclusion in this Registration Statement, which include an adverse opinion as to generally accepted accounting principles and an unqualified opinion as to conformity with The Insurance Act 1978, dated April 23, 1996, except as to the information in the penultimate paragraph under "Basis of Presentation and Principles of Consolidation" of Note 1, for which the date is February 18, 1997, on our audit of the statutory financial statements of Exeter Reassurance Company, Ltd., and our report dated February 9, 1996, on our audit of New England Securities Corporation, and our report dated February 29, 1996, on our audit of TNE Advisers, Inc., and our report dated March 14, 1996, on our audit of Newbury Insurance Company, Limited. We also consent to the reference to our Firm under the caption "Experts" in this Post-Effective Amendment.


                                                     Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 28, 1997